UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	TSE	New York Stock Exchange

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On June 19, 2019, Trinseo S.A. (the “Company”) held its Annual General Meeting of Shareholders pursuant to notice duly given. A total of 38,596,626 ordinary shares were present or represented by proxy, which accounted for approximately 94.27% of the shares entitled to vote at the Annual General Meeting. The Company’s shareholders voted on the following nine proposals and cast their votes as set forth below.

Annual General Meeting Proposal One:  Election of four directors

The Company’s shareholders approved the election of four director nominees to serve a term expiring at the 2020 annual general meeting of shareholders by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
Frank A. Bozich	36,505,371	94,774	3,277	1,993,204
Philip R. Martens	35,812,008	788,137	3,277	1,993,204
Christopher D. Pappas	36,461,191	138,954	3,277	1,993,204
Stephen M. Zide	31,426,171	5,012,822	164,429	1,993,204

Annual General Meeting Proposal Two:  Approval, on an Advisory Basis, of the Company’s Named Executive Officers Compensation

The Company’s shareholders voted approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set  forth in the table below:

For	Against	Abstain	Broker Non-Votes
34,687,417	1,908,707	7,298	1,993,204

Annual General Meeting Proposal Three:  Approval of the Company’s Luxembourg Statutory Accounts

The Company’s shareholders approved the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2018 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
38,516,928	9,368	70,330

Annual General Meeting Proposal Four: Approval of the Allocation of the Results of the Financial Year Ended December 31, 2018

The Company’s shareholders approved that the $47.7 million loss for the year ended December 31, 2018 be carried forward to the next financial year by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
38,549,789	22,387	24,450

Annual General Meeting Proposal Five: Approval of the Granting of Discharge to the Company’s Directors and Auditor

The Company’s shareholders approved the granting of discharge to the directors and auditor for the performance of their respective duties during the financial year ended December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,246,149	204,166	153,107	1,993,204

Annual General Meeting Proposal Six: Ratification of the Appointment of the Company’s Independent Auditor

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all Luxembourg statutory accounts for the year ending December 31, 2019 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
38,037,768	551,757	7,101

Annual General Meeting Proposal Seventh: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2018 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
38,037,679	552,040	6,907

Annual General Meeting Proposal Eighth: Authorization of the Company’s New Share Repurchase Program

The Company’s shareholders authorized the Company’s new share repurchase program, whereby the Board is empowered to repurchase up to 4 million of its outstanding ordinary shares over the next eighteen months, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,154,298	13,430,664	11,664

Annual General Meeting Proposal Ninth: Approval of the amendment to the Company’s Omnibus Incentive Program

The Company’s shareholders approved the Company’s amendments to the Omnibus Incentive Plan as described in its proxy statement by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
34,558,475	2,036,108	8,839	1,993,204

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: June 21, 2019